UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2013 (August 8, 2013)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 8, 2013, Triangle Petroleum Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters in a firm commitment offering (the “Offering”) 15,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) at a price to the public of $6.25 per share.  Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 2,250,000 shares of Common Stock at the same public offering price.  The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-171958) previously filed with the Securities and Exchange Commission on January 31, 2011. The Offering closed on August 14, 2013.

The net proceeds to the Company from the Offering were approximately $88.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.  The Company intends to use the net proceeds from the Offering and from any exercise by the Underwriters of their option to purchase additional shares of Common Stock to fund its drilling and development program, to pursue select acquisition opportunities and for other general corporate purposes, including working capital.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

The legal opinion of Skadden, Arps, Slate, Meagher and Flom LLP relating to the shares of Common Stock included in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01                                           Other Events.

On August 14, 2013, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit 1.1	Underwriting Agreement, dated August 8, 2013, between Triangle Petroleum Corporation and Wells Fargo Securities, LLC, as representative of the several underwriters named therein
Exhibit 5.1	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP regarding validity of the securities
Exhibit 23.1	Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included as part of Exhibit 5.1)
Exhibit 99.1	Press Release, dated August 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2013	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Justin Bliffen
Justin Bliffen
Chief Financial Officer

Index to Exhibits

Exhibit
Number	Description

Exhibit 1.1*	Underwriting Agreement, dated August 8, 2013, between Triangle Petroleum Corporation and Wells Fargo Securities, LLC, as representative of the several underwriters named therein
Exhibit 5.1*	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP regarding validity of the securities
Exhibit 23.1*	Consent of Skadden, Arps, Slate, Meagher and Flom LLP (included as part of Exhibit 5.1)
Exhibit 99.1*	Press Release, dated August 14, 2013

* Filed herewith.